UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2017

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into A Material Definitive Agreement.

As previously disclosed, on July 2, 2015, Santander Consumer USA Holdings Inc. (“SC”) announced the departure of Thomas G. Dundon from his roles as the Chairman of SC’s Board of Directors and Chief Executive Officer of SC, effective as of the close of business on July 2, 2015. On the date of his departure, among other things, Mr. Dundon entered into a Separation Agreement with SC, DDFS LLC (“DDFS”), Santander Holdings USA, Inc. (“SHUSA”), Santander Consumer USA Inc. (SC’s wholly-owned subsidiary) and Banco Santander, S.A. (“Banco Santander,” and such agreement, the “Separation Agreement”). The Separation Agreement, along with the related Second Amendment to Shareholders Agreement, were filed as Exhibits 10.2 and 10.1 to the Form 8-K filed by SC on July 2, 2015.

On September 7, 2016, SC filed a Form 8-K disclosing a Second Amendment to the Separation Agreement and Third Amendment to Shareholders Agreement (the “Third Amendment”) filed as Exhibits 10.1 and 10.2 thereto, respectively.

The Separation Agreement (as amended) provided for certain payments and benefits to Mr. Dundon as well as the delivery by SHUSA of an irrevocable notice to exercise the call option with respect to all the shares of SC common stock owned by DDFS and consummate the transactions contemplated by such call option notice, subject to required bank regulatory approvals and any other approvals required by law being obtained (the “Call Transaction”). On August 31, 2016, Banco Santander exercised its option to assume SHUSA’s obligation to purchase such shares of SC common stock in respect of the Call Transaction.

On November 15, 2017, the parties to the Separation Agreement entered into a settlement agreement and release (the “Settlement Agreement”) that, among other things, altered certain portions of the economic arrangements set forth in the Separation Agreement. Pursuant to the Settlement Agreement, (i) the amounts payable by SC to Mr. Dundon were reduced by $50,000,000 to $66,114,588, and (ii) Banco Santander confirmed its prior commitment to complete the Call Transaction. The Call Transaction was consummated at the aggregate price of $941,945,420, representing the aggregate of the previously agreed price per SC share of $26.17, as set forth in the Third Amendment, plus the amount due under Section 5(f) of the Separation Agreement. The Settlement Agreement includes mutual releases. All transactions contemplated by the Settlement Agreement, including the Call Transaction, were completed on November 15, 2017.

On November 15, 2017, Banco Santander contributed the 34,598,506 shares of SC’s common stock purchased from DDFS LLC in the Call Transaction to SHUSA. SHUSA currently owns a total of 245,593,555 shares of SC common stock, representing approximately 68.3% of SC’s outstanding shares.

The foregoing summary of the terms of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference and made a part hereof.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Settlement Agreement, dated November 15, 2017, by and among SC, SHUSA, Santander Consumer USA Inc., Santander, Mr. Dundon, and DDFS, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: November 17, 2017	By:	/s/ Christopher Pfirrman
	Name:	Christopher Pfirrman
	Title:	Chief Legal Officer